For Immediate Release
Mediacom Communications Announces
Receipt of Letter from Nasdaq
Middletown, New York — March 6, 2009 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today announced that it received a letter from The Nasdaq Stock Market (“Nasdaq”) on March 2, 2009 indicating that due to the resignation of Craig S. Mitchell on February 13, 2009, the Company’s audit committee now has only two independent members rather than at least three independent members as required by the Nasdaq’s audit committee requirements in Marketplace Rule 4350. Nasdaq’s rules, however, allow the Company until at least August 12, 2009 to add a third independent member to the audit committee. As previously announced, Mr. Mitchell resigned from the Company’s Board of Directors under the terms of the recently completed acquisition by the Company of the shares of its common stock owned by an affiliate of Morris Communications.
The Company expects to appoint a new director to fill the vacancy created by Mr. Mitchell’s resignation by August 12, 2009.
Mark Stephan, the Company’s chief financial officer, said that “Craig Mitchell was an outstanding member of the audit committee and we appreciate his contributions over the years. We intend to use the time allowed by the Nasdaq’s rule to find the right person to fill the vacancy.”
About Mediacom Communications Corporation
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed data access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
In this press release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition for video, high-speed data and phone customers; our ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; greater than anticipated effects of the current, or future, economic downturns and other factors which may negatively affect our customers’ demand for our products and services; increasing programming costs and delivery expenses related to our products and services; changes in consumer preferences, laws and regulations or technology that may cause us to change our operational strategies; changes in assumptions underlying our critical accounting polices which could impact our results; our ability to generate sufficient cash flow to meet our debt service obligations; liquidity and overall instability in the credit markets and/or an adverse change in the ratings of our debt securities by nationally accredited rating organizations which may impact the availability and costs, including interest rates, of our future financings; and the other risks and uncertainties discussed in this press release, in our Annual Report on Form 10-K for the year ended December 31, 2007 and other reports or documents that we file from time to time with the SEC. Statements included in this press release are based upon information known to us as of the date that this press release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.

Contact:
Investor Relations	Media Relations
Calvin G. Craib	Thomas J. Larsen
Senior Vice President,	Vice President,
Corporate Finance	Legal and Public Affairs
(845) 695-2675	(845) 695-2754